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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT



Overhill Farms, Inc.                             100%

Polyphase Instrument Co.                         100%

Texas Timberjack, Inc.                           100%

Dallas Parkway Properties, Incorporated          100%

Phasenet, Inc.                                   100%